Exhibit 16.1

November 19 2012

Securities and Exchange Commission
Washington D.C. 20549

Commissioners:

We have read Kranem Corporation’s statements included under Item 4.01 of its Form 8-K filed on November 19, 2012 and we agree with such statements concerning our firm.

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP